AMENDMENT NUMBER TWO TO BUSINESS FINANCING AGREEMENT AND WAIVER OF DEFAULT
This AMENDMENT NUMBER TWO TO BUSINESS FINANCING AGREEMENT AND WAIVER OF DEFAULT (this “Amendment”), dated as of July 26, 2018, is entered into by and between WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”), on the one hand, and DIGITAL TURBINE, INC., a Delaware corporation (“Parent”), DIGITAL TURBINE USA, INC., a Delaware corporation (“USA”), and DIGITAL TURBINE MEDIA, INC., a Delaware corporation (“Media”) (Parent, USA, and Media are sometimes collectively referred to herein as “Borrowers” and each individually as a “Borrower”), on the other hand, with reference to the following facts:
A.    Borrowers and Lender previously entered into that certain Business Financing Agreement, dated as of May 23, 2017, as amended by that certain Amendment Number One to Business Financing Agreement and Waiver of Defaults, dated as of July 19, 2017 (as so amended, the “Agreement”).
B.    Borrowers are in default of the provision of the Agreement set forth on Schedule A attached hereto, as at the date indicated in such Schedule (the “Existing Default”).
C.    Borrowers have requested that Lender (1) waive the Existing Default, and (2) increase the Domestic Credit Limit to $5,000,000, (3) eliminate the Exim Credit Limit, and (4) make certain other changes to the Agreement, which Lender is willing to do, subject to the terms and conditions of this Amendment.
NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:
1.Defined Terms. All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.
2.    Amendment to Section 1.1. Section 1.1 of the Agreement is hereby amended in its entirety as follows:

1.1
Advances. Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until the Maturity Date, Lender will make Advances to Borrowers not exceeding the Credit Limit or the Borrowing Base, whichever is less; provided that in no event shall Lender be obligated to make any Advance that results in an Overadvance or while any Overadvance is outstanding. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement. It shall be a condition to each Advance that (a) an Advance Request substantially in the form provided by Lender has been received by Lender, (b) all of the representations and warranties set forth in Section 3 are true and correct on and as of the date of such Advance, except for any representation and warranty that is qualified by materiality, which such representation and warranty shall be true and correct in all respects on and as of the date of such Advance, and except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality, which such representation and warranty shall be true and correct in all respects as of such earlier date, (c) no Default has occurred and is continuing, or would result from such Advance, and (d) the Current Ratio shall be equal to or greater than 0.65 to 1.0, measured as of the end of the month, for the most recent 3 months.

Amendment Number Two to Business Financing Agreement and Waiver of Default

3.    Amendments to Section 2.2(d) and (e). Sections 2.2(d) and (e) of the Agreement are hereby amended in their entirety as follows:

(d)	Reserved.

(e)	Reserved.
4.    Amendments to Section 4.8(i) and (j). Sections 4.8(i) and (j) of the Agreement are hereby amended in their entirety as follows:

(i)
Within 10 days after the 15th day and end of each calendar month, a roll forward domestic borrowing base certificate, in substantially the form attached hereto as Exhibit B, setting forth Domestic Eligible Receivables and Receivable Amounts thereof as of the last day of the preceding reporting period.

(j)
Within 10 days after the 15th day and the end of each calendar month, a detailed aging of each Borrower's receivables by invoice date and due date, together with payable aging by invoice date and due date, inventory analysis, sales or billing journal, cash receipts report, and such other matters as Lender may request.

5.    Amendments to Section 12.1.
(a)    The following definitions set forth in Section 12.1 are hereby amended in their entirety as follows:
“Advance Rate” means up to 80% of Domestic Eligible Receivables, or such lesser percentage as Lender may from time to time establish in its Permitted Discretion upon notice to Borrowers.
“Borrowing Base” means at any time the Domestic Borrowing Base.
“Credit Limit” means the Domestic Credit Limit, which is intended to be the maximum amount of Advances at any time outstanding.
“Domestic Credit Limit” means $5,000,000, which is intended to be the maximum amount of Advances at any time outstanding with respect to Domestic Eligible Receivables.
“Eligible Receivable” means a Domestic Eligible Receivable.
“Finance Charge Percentage” means a rate per year equal to the Prime Rate plus 1.25 percentage points with respect to Advances made under the Domestic Line of Credit, plus an additional 5.00 percentage points during any period that an Event of Default has occurred and is continuing.

Amendment Number Two to Business Financing Agreement and Waiver of Default

“Overadvance” means a Domestic Overadvance.
(b)    The following definitions set forth in Section 12.1 are hereby deleted:
“EXIM Application Fee”
“EXIM Bank”
“EXIM Bank Expenses”
“EXIM Borrowing Base”
“EXIM Credit Limit”
“EXIM Documents”
“EXIM Eligible Receivables”
“EXIM Facility Fee”
“EXIM Guarantee”
“EXIM Line of Credit”
“EXIM Overadvance”
6.    Deletion of Exhibit C. Exhibit C attached to the Agreement is hereby deleted.
7.    Waiver of Existing Default. Upon the terms and subject to the conditions set forth in this Amendment, Lender hereby waives the Existing Default. This waiver of the Existing Default shall be effective only in this specific instance and for the specific purpose for which it is given, and shall not entitle Borrowers to any other or further waiver in any similar or other circumstances.
8.    Conditions Precedent to Effectiveness of Amendment. The effectiveness of this Amendment is subject to and contingent upon the fulfillment of each and every one of the following conditions to the satisfaction of Lender:
(a)    Lender shall have received this Amendment, duly executed by Borrowers;
(b)    Lender shall have received Resolutions to Borrow from each Borrower on Lender’s form and otherwise in form and substance satisfactory to Lender, dated as of a recent date;
(c)    After giving effect to this Amendment, no Event of Default or Default shall have occurred and be continuing; and
(d)    After giving effect to this Amendment, all of the representations and warranties set forth herein and in the Agreement shall be true, complete and accurate in all respects as of the date hereof (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement).
9.    Representations and Warranties. In order to induce Lender to enter into this Amendment, each Borrower hereby represents and warrants to Lender that:
(a)    After giving effect to this Amendment, no Event of Default or Default is continuing;
(b)    After giving effect to this Amendment, all of the representations and warranties set forth in the Agreement and in the Agreement are true, complete and accurate in all respects (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement); and
(c)    This Amendment has been duly executed and delivered by Borrowers, and the Agreement continues to constitute the legal, valid and binding agreements and obligations of Borrowers, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally.

Amendment Number Two to Business Financing Agreement and Waiver of Default

10.    Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment electronically shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment electronically also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
11.    Integration. The Agreement as amended by this Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof, and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.
12.    No Other Waiver. Except as provided in Section []above, the execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default, whether or not known to Lender and whether or not existing on the date of this Amendment.
13.    Release.
(a)    Each Borrower hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Each Borrower certifies that it has read the following provisions of California Civil Code Section 1542:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
(b)    Each Borrower understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if it should eventually suffer additional damages arising out of the facts referred to above, it will not be able to make any claim for those damages. Furthermore, each Borrower acknowledges that it intends these consequences even as to claims for damages that may exist as of the date of this release but which it does not know exist, and which, if known, would materially affect its decision to execute this Agreement, regardless of whether its lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.
14.    Reaffirmation of the Agreement. The Agreement as amended hereby and all other agreements, instruments and documents executed in connection therewith remain in full force and effect.
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Amendment Number Two to Business Financing Agreement and Waiver of Default

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first hereinabove written.

DIGITAL TURBINE, INC., a Delaware corporation By: Name: Title:
DIGITAL TURBINE USA, INC., a Delaware corporation By: Name: Title:
DIGITAL TURBINE MEDIA, INC., a Delaware corporation By: Name: Title:

[Signatures continue on the following page]

Amendment Number Two to Business Financing Agreement and Waiver of Default

WESTERN ALLIANCE BANK, an Arizona corporation By: Name: Title:

Schedule A
to
Amendment Number Two to Credit Agreement and Waiver of Default
Existing Default

Section / Covenant	Required	Actual
Section 4.14 – Accounts Payable
Borrower shall not permit Borrowers’ trade accounts payable that are 60 days or more past invoice due date to exceed (measured as of the last day of each calendar month) $4,400,000 in aggregate for the month ending June 30, 2018
Exceeded.

Amendment Number Two to Business Financing Agreement and Waiver of Default